Exhibit 21

SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

Jurisdiction
Name of Subsidiary	of Incorporation
ARX Holding Corp. (owns 69.2% of outstanding capital stock)	Delaware
American Capital Assurance Corp.	Florida
ASI Home Insurance Corp.	Florida
American Strategic Insurance Corp.	Florida
ASI RE, LLC*	Florida
ASI Assurance Corp.	Florida
ASI Lloyds, Inc.	Texas
ASI Preferred Insurance, Corp.*	Florida
ASI Select Insurance Corp.	Delaware
ASI Services, Inc.	Florida
ASI Underwriters Corp.	Florida
ASI Underwriters of Texas, Inc.	Texas
e-Ins. LLC*	Florida
PropertyPlus Insurance Agency, Inc.	Delaware
Safe Harbour Underwriters, LLC	Florida
Sunshine Security Insurance Agency, Inc.	Florida
Drive Insurance Holdings, Inc.	Delaware
Drive New Jersey Insurance Company	New Jersey
Progressive American Insurance Company	Ohio
Progressive Bayside Insurance Company	Ohio
Progressive Casualty Insurance Company	Ohio
PC Investment Company	Delaware
Progressive Gulf Insurance Company	Ohio
Progressive Specialty Insurance Company	Ohio
Trussville/Cahaba, AL, LLC	Ohio
Progressive Classic Insurance Company	Wisconsin
Progressive Commercial Advantage Agency, Inc.	Ohio
Progressive Commercial Casualty Company	Ohio
Progressive Hawaii Insurance Corp.	Ohio
Progressive Michigan Insurance Company	Michigan
Progressive Mountain Insurance Company	Ohio
Progressive Northern Insurance Company	Wisconsin
Progressive Northwestern Insurance Company	Ohio
Progressive Preferred Insurance Company	Ohio
Progressive Security Insurance Company	Louisiana
Progressive Southeastern Insurance Company	Indiana
Progressive West Insurance Company	Ohio
Garden Sun Insurance Services, Inc.	Hawaii
Pacific Motor Club	California
Progny Agency, Inc.	New York
Progressive Adjusting Company, Inc.	Ohio

Jurisdiction
Name of Subsidiary	of Incorporation
Progressive Capital Management Corp.	New York
Progressive Commercial Holdings, Inc.	Delaware
Artisan and Truckers Casualty Company	Wisconsin
National Continental Insurance Company	New York
Progressive Express Insurance Company	Ohio
United Financial Casualty Company	Ohio
Progressive Direct Holdings, Inc.	Delaware
Mountain Laurel Assurance Company	Ohio
Progressive Advanced Insurance Company	Ohio
Progressive Auto Pro Insurance Agency, Inc.	Florida
Progressive Choice Insurance Company	Ohio
Progressive Direct Insurance Company	Ohio
Gadsden, AL, LLC	Ohio
Progressive Freedom Insurance Company	New Jersey
Progressive Garden State Insurance Company	New Jersey
Progressive Marathon Insurance Company	Michigan
Progressive Max Insurance Company	Ohio
Progressive Paloverde Insurance Company	Indiana
Progressive Premier Insurance Company of Illinois	Ohio
Progressive Select Insurance Company	Ohio
Progressive Specialty Insurance Agency, Inc.	Ohio
Progressive Universal Insurance Company	Wisconsin
Progressive Investment Company, Inc.	Delaware
Progressive Premium Budget, Inc.	Ohio
Progressive RSC, Inc.	Ohio
Progressive Vehicle Service Company	Ohio
Village Transport Corp.	Delaware
Wilson Mills Land Co.	Ohio

*Wholly owned by ARX Holding Corp.; however, ownership is shared by one or more ARX Holding Corp. subsidiary. Subsidiary is reported under the majority owned parent.